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                                                                     EXHIBIT 5.1

              [LETTERHEAD -- HEARTLAND TERRITORIES HOLDINGS, INC.]

                                                                  April 19, 1999

Board of Directors
Heartland Territories Holdings, Inc.
700 Anderson Hill Road
Purchase, NY 10577

Gentlemen:

     At your request, I have examined the proposed registration under the Securities Act of 1933, as amended, of up to 122,498,917 shares of Common Stock, par value $0.01 per share (collectively, the "Shares"), of Heartland Territories Holdings, Inc., a Delaware corporation (the "Company"), which are to be issued by the Company upon consummation of the merger (the "Merger") of Whitman Corporation, a Delaware corporation ("Whitman"), with and into the Company pursuant to the Amended and Restated Contribution and Merger Agreement dated as of March 18, 1999 (the "Merger Agreement"), among Whitman, PepsiCo, Inc. and the Company. In connection with this opinion, I have examined such corporate records and other documents, including the Registration Statement on Form S-4 relating to the Shares (together with the Proxy Statement/Prospectus contained in such Registration Statement, and any amendments or supplements thereto, the "Registration Statement") and have reviewed such matters of law as I have deemed necessary or appropriate for this opinion. Based on such examination and review, it is my opinion that, when issued upon consummation of the Merger as contemplated by the Merger Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     I consent to be named in the Registration Statement as the attorney who passed upon the validity of the Shares, and to the filing of a copy of this opinion as an exhibit to the Registration Agreement.

                                          Very truly yours,

                                          /s/ W. TIMOTHY HEAVISIDE

                                          --------------------------------------
                                          W. Timothy Heaviside
                                          Vice President, General Counsel and
                                          Secretary